UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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WorldSpace, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 10, 2006

Dear Fellow Stockholder,

I am pleased to invite you to our 2006 Annual Meeting of Stockholders, which will be held on Wednesday, May 10, 2006, at 10:00 a.m. E.S.T., at the Courtyard by Marriott, Silver Spring Downtown, 8506 Fenton Street, Silver Spring, Maryland 20910. The annual meeting has been called for the following purposes:

1.	to consider and vote upon a proposal to elect three Class 2 directors of WorldSpace, Inc.;

2.	to ratify the Audit Committee’s appointment of Grant Thornton LLP as the independent public accountants of WorldSpace, Inc. for the 2006 fiscal year; and

3.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

You may vote your shares by returning the enclosed proxy card or voting instruction form.

We see the annual meeting as an important opportunity to communicate with our stockholders and we look forward to seeing you there should you be able to attend.

Thank you very much for your continued interest in WorldSpace.

Sincerely,

Noah A. Samara

Chairman and Chief Executive Officer

i

WorldSpace, Inc.

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of WorldSpace, Inc. to be held on Wednesday, May 10, 2006, beginning at 10:00 a.m. E.S.T., at the Courtyard by Marriott, Silver Spring Downtown, 8506 Fenton Street, Silver Spring, Maryland 20910, and at any postponements or adjournments thereof. This proxy statement is being mailed to stockholders on or about April 12, 2006.

We have provided to each person solicited hereby a copy of our 2005 annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) (including the financial schedules thereto but without the exhibits) as part of our annual report to stockholders for 2005. We will furnish any exhibit to our 2005 annual report on Form 10-K to any person solicited hereby upon written request and payment of a reasonable fee as we may specify to cover our expenses in providing the exhibits. Requests for exhibits should be directed to our Corporate Secretary at WorldSpace, Inc., 8515 Georgia Avenue, 8th floor, Silver Spring, Maryland 20910.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will elect three Class 2 directors to our board (James R. Laramie, Kassahun Kebede and Charles McC. Mathias). Stockholders are also being asked to ratify the appointment of Grant Thornton LLP as our independent auditors for the year 2006.

Who is entitled to vote?

Only holders of record of our Class A Common Stock and Class B Common Stock at the close of business on March 20, 2006, the record date for the meeting, are entitled to receive notice of and to participate at the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of WorldSpace common stock?

Our Class A Common Stock and Class B Common Stock vote together as a single class on all matters, except as otherwise required by law. Each outstanding share of Class A Common Stock and each outstanding share of Class B Common Stock entitles its holder to one vote at the meeting.

Who can attend the annual meeting?

Subject to space availability, all holders of Class A Common Stock and Class B Common Stock as of the record date, or their duly appointed proxies, may attend the meeting.

If you are a registered stockholder (that is, if you hold your stock in certificate form) and you wish to attend the annual meeting, you need to bring identification so we can match your name against the list of record holders.

If your shares are held in “street name” (that is, through a bank, broker or other holder of record) and you wish to attend the annual meeting, you need to bring a copy of a bank or brokerage statement to the annual meeting reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of our Class A Common Stock and Class B Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 38,504,529 shares of our common stock (consisting of 21,078,086 shares of Class A Common Stock and 17,426,443 shares of Class B Common Stock) were outstanding.

Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for the purpose of quorum, but will not be voted on items to be acted on. See “What vote is required to approve each item ?” below.

How do I vote?

Stockholders of record can vote as follows:

•	By Mail: Stockholders may sign, date and return their proxy cards in the pre-addressed, postage-paid envelope that is provided.

•	At the Meeting: If you attend the annual meeting, you may vote in person by ballot, even if you have previously returned a proxy card.

If your shares are held in “street name”, through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

How can I access the proxy materials and annual report on the Internet?

This proxy statement and our annual report on Form 10-K for year 2005 are available on our website at www.worldspace.com.

Can I change my vote?

Yes. You may change your vote at any time before your shares are voted at the annual meeting by:

•	Notifying our Corporate Secretary, Donald J. Frickel, in writing at WorldSpace, Inc., Corporate Secretary, 8515 Georgia Avenue, 8th Floor, Silver Spring, Maryland 20910, that you are revoking your proxy; or

•	Executing and delivering a later dated proxy card; or

•	Voting in person at the annual meeting.

However, if you have shares held through a brokerage firm, bank or other custodian, you may revoke your instructions to such custodian only by informing the custodian in accordance with any procedures it has established.

What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

The affirmative vote of a majority of the votes cast at the meeting is required to ratify the audit committee’s appointment of Grant Thornton LLP as our independent public accountants for the 2006 fiscal year.

With respect to the proposal to ratify the appointment of Grant Thornton LLP, abstentions and broker non-votes will have the same effect as votes against the proposal. With respect to the election of directors, abstentions and broker non-votes will result in the respective nominees receiving fewer votes but will have no effect on the outcome of the vote.

As of the record date, Noah A. Samara, our Chairman and Chief Executive Officer, owned, directly or indirectly, 20,637,424, or approximately 53.6%, of our aggregate outstanding shares of Class A and Class B Common Stock. Mr. Samara has advised us that he will be present at the annual meeting of stockholders and that he intends to vote his shares in favor of the proposals set forth in the notice of meeting. For that reason, election of Messrs. Laramie, Kebede and Mathias as our Class 2 directors and the ratification of the appointment of Grant Thornton LLP as our independent public accountants are assured.

Who will count the votes?

A representative of American Stock Transfer and Trust Company, our transfer agent, will tabulate the votes and act as inspector of election.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. We are soliciting your vote so that all shares of our common stock may be voted at the annual meeting.

Who am I designating as my proxy?

If you return the Company’s proxy, you will be designating each of Noah A. Samara, our Chairman and Chief Executive Officer, and Donald J. Frickel, our Executive Vice President, General Counsel and Corporate Secretary, to act as your proxy.

How will my proxy vote my shares?

Your proxy will vote according to your instructions. If you complete your proxy card but do not indicate your vote on one or all of the business matters, your proxy will vote “FOR” these items. Also, your proxy is authorized to vote on any other business that properly comes before the annual meeting in accordance with the recommendation of our board of directors.

What happens if a nominee for director is unable to serve as a director?

If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast for such substitute nominee or nominees as may be designated by our board of directors, unless our board of directors reduces the number of directors on our board.

Who is soliciting my proxy, and who will pay the costs of the solicitation?

WorldSpace is soliciting your proxy. The cost of soliciting proxies will be borne by us. We will reimburse brokerage firms, banks and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. Our directors, officers and employees may solicit proxies on our behalf by telephone or in writing.

When, and how, do I submit a proposal for next year’s annual meeting of stockholders?

To be eligible for inclusion in our proxy statement and form of proxy for next year’s annual meeting, stockholder proposals must be submitted in writing by the close of business on December 14, 2006 to the Corporate Secretary, WorldSpace, Inc., 8515 Georgia Avenue, 8th Floor, Silver Spring, Maryland 20910.

Any other stockholder proposal intended to be presented at next year’s annual meeting, including nominations for directors, in order to be voted on at such annual meeting, must be received by us not earlier than January 10, 2007 and not later than February 9, 2007, being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2006 Annual Meeting of Stockholders. Notices of intention to present proposals at next year’s annual meeting should be addressed to the Corporate Secretary, WorldSpace, Inc., 8515 Georgia Avenue, 8th Floor, Silver Spring, Maryland 20910.

SECURITIES OWNERSHIP

DIRECTORS’ AND EXECUTIVE OFFICERS’ STOCK OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of our common stock by:

➢	each person known to us to own beneficially more than 5% of our common stock;

➢	our Chairman and Chief Executive Officer, and our three other executive officers;

➢	each of our directors; and

➢	all of our directors and executive officers as a group.

The beneficial ownership of our common stock set forth in the table is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by any stockholder and the percentage ownership of such stockholder, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date of the calculation are deemed to have been exercised and to be outstanding. Such shares, however, are not deemed to have been exercised and to be outstanding for purposes of computing the percentage ownership of any other person. Each share of Class A Common Stock and Class B Common Stock entitles its holder to one vote.

Beneficial ownership of shares of Class A Common Stock and Class B Common Stock are shown separately; however, because shares of Class A Common Stock and shares of Class B Common Stock vote as a single class on all matters, except as otherwise required by law, with each share of Class A Common Stock and each share of Class B Common Stock entitling its holder to one vote, the percentage of beneficial ownership is calculated on the basis of the total number of shares of Class A Common Stock and Class B Common Stock outstanding. Accordingly, the calculation of the percentage of beneficial ownership is based on 38,504,529 shares of common stock (21,078,086 shares of Class A Common Stock and 17,426,443 shares of Class B Common Stock) outstanding on March 20, 2006, the record date for our annual meeting. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power as to all shares beneficially owned. Unless otherwise indicated below, the address of each person listed in the table is c/o WorldSpace, Inc., 8515 Georgia Avenue, 8th Floor, Silver Spring, Maryland 20910.

Name and address of beneficial owner	Shares of class A common stock	Shares of class B common stock	Total	%
Yenura Pte. Ltd.(1)	—	17,426,443	17,426,443	45.26
Amphora Limited(2)	4,068,047	—	4,068,047	9.56
Highbridge International LLC(3)	4,068,047	—	4,068,047	9.56
Waddell & Reed Financial, Inc.(4)	1,962,000	—	1,962,000	5.10
Noah Samara(5)	28,296,799	—	28,296,799	61.30
Kassahun Kebede	7,143	—	7,143	*
Jack Kemp(6)	15,625	—	15,625	*
James Laramie(7)	1,667,188	—	1,667,188	4.15
Charles McC. Mathias(6)	62,500	—	62,500	*
Dr. Michael Nobel(6)	46,875	—	46,875	*
Gary Parsons	—	—	—	—
William Schneider, Jr.	7,143	—	7,143	*
Donald Frickel(6)	914,063	—	914,063	2.32
Sridhar Ganesan(8)	312,500	—	312,500	*
Andenet Ras-Work(8)	312,500	—	312,500	*
Directors & Executive Officers as a Group (11 persons)	14,215,893	17,426,443	31,642,336	64.77

*	Less than 1%

(1)	Yenura Pte. Ltd. is a Singapore company in which all voting shares are beneficially owned by Noah A. Samara, our Chairman and Chief Executive Officer. The address of Yenura Pte. Ltd. is 7 Temasek Boulevard, #21-02 Suntec Tower One, Singapore 038987.

(2)	Based on information provided in a Schedule 13G. The shares of common stock attributed to Amphora Limited are shares of Class A Common Stock underlying a convertible note issued to Amphora which is exercisable within 60 days. The address of Amphora Limited is c/o Amaranth Advisors L.L.C., One American Lane, Greenwich, CT 06831. Under the terms of the convertible note, Amphora Limited may not convert the convertible note to the extent such conversion would cause Amphora Limited, together with its affiliates, to beneficially own a number of shares of Class A Common Stock which would exceed 9.99% of our then outstanding shares of common stock following such conversion (excluding for purposes of such determination shares of Class A Common Stock issuable upon conversion of the convertible notes which have not been converted).

(3)	Based on information provided in a Schedule 13G. The shares of common stock attributed to Highbridge International LLC are shares of Class A Common Stock underlying a convertible note issued to Highbridge International which is exercisable within 60 days. The address of Highbridge International is c/o Highbridge Capital Management, LLC, 9 West 57th Street, 27th Floor, New York, New York 10019. Under the terms of the convertible note, Highbridge International may not convert the convertible note to the extent such conversion would cause Highbridge International, together with its affiliates, to beneficially own a number of shares of Class A Common Stock which would exceed 9.99% of our then outstanding shares of common stock following such conversion (excluding for purposes of such determination shares of Class A Common Stock issuable upon conversion of the convertible notes which have not been converted).

(4)	Based on information provided in a Schedule 13G. The shares of common stock attributed to Waddell & Reed Financial Inc. include 189,200 shares of Class A Common Stock held by Ivy Investment Management Company, a direct investment advisory subsidiary of Waddell & Reed Financial Inc., and 1,772,800 shares of Class A Common Stock held by Waddell & Reed Investment Management Company, an indirect investment advisory subsidiary of Waddell & Reed Financial Inc. The address of Waddell & Reed Financial Inc. is 6300 Lamar Avenue, Overland Park, Kansas 66202.

(5)	The shares of common stock attributed to Noah A. Samara include all of the shares of Class A Common Stock held by TelUS Communications, over which he shares voting and dispositive power under certain circumstances with Eyob Samara, and all of the shares of Class B Common Stock that are held by Yenura Pte. Ltd., over which he holds sole voting and dispositive power. Also included are (i) 591,875 shares of Class A Common Stock granted in the form of a restricted stock award, which award was originally scheduled to vest on January 31, 2006 but for which the vesting period was extended until January 2, 2007 and (ii) 7,659,375 shares of Class A Common Stock in respect of options that have been granted to Mr. Noah Samara and are exercisable within 60 days.

(6)	The shares of common stock attributed to each of Jack Kemp, Charles McC. Mathias, Michael Nobel, and Donald J. Frickel represent options that have been granted to each such individual which are exercisable within 60 days.

(7)	The shares of common stock attributed to James Laramie include 1,648,438 shares of Class A Common Stock in respect of options that have been granted to Mr. Laramie which are exercisable within 60 days.

(8)	The shares of common stock attributed to each of Andenet Ras-Work and Sridhar Ganesan represent 312,500 shares of Class A Common Stock granted in the form of restricted stock awards, which awards were originally scheduled to vest on January 31, 2006 but for which the vesting period was extended until January 2, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors and persons who own more than 10% of our Class A Common Stock to file initial reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and over 10% stockholders are also required by SEC rules to furnish us with copies of all such forms they file.

Based solely on our review of the copies of such forms we have received, or written representations from certain reporting persons, we believe that, during the year ended December 31, 2005, all executive officers, directors and over 10% stockholders filed on a timely basis all reports required to be filed by them under Section 16(a) with respect to our Class A Common Stock.

CORPORATE GOVERNANCE AND BOARD MATTERS

The following table sets forth certain information concerning each of our directors:

Name	Age	Position(s)
Noah A. Samara	49	Chairman and Chief Executive Officer
Kassahun Kebede(1)(2)(3)	49	Director
Jack Kemp(1)	70	Director
James R. Laramie(2)	56	Director
Charles McC. Mathias	83	Director
Dr. Michael Nobel(1)	66	Director
Gary M. Parsons	55	Director
William Schneider, Jr.(2)(3)	63	Director

(1)	Member of the nominating and corporate governance committee.

(2)	Member of the audit committee.

(3)	Member of the compensation committee.

BOARD OF DIRECTORS

Our business and affairs are managed under the direction of our board of directors. The board of directors is divided into the following three classes, with the members of the respective classes serving for staggered three-year terms:

➢	Class 2 directors, whose terms will expire at this annual meeting of stockholders;

➢	Class 3 directors, whose terms will expire at our annual meeting of stockholders to be held in 2007; and

➢	Class 1 directors, whose terms will expire at our annual meeting of stockholders to be held in 2008.

Mr. Laramie, Mr. Kebede and Mr. Mathias are our Class 2 directors, Mr. Kemp and Dr. Nobel are our Class 3 directors and Mr. Samara, our Chairman, Mr. Parsons and Mr. Schneider are our Class 1 directors.

The board of directors held nine meetings during year 2005. Other than Messrs. Kemp and Nobel, each director attended not fewer then 75% of the aggregate of (i) the total number of meetings of the board of directors held during 2005 and (ii) the total number of meetings of all committees of the board on which he serves held during 2005.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

We have an audit committee that oversees our accounting and financial reporting processes and the audits of our consolidated financial statements. Our audit committee is authorized to, among other things:

➢	oversee the integrity of our consolidated financial statements and other financial information we provide to our stockholders;

➢	approve, retain and oversee the independent auditor to conduct the annual audit of our consolidated financial statements;

➢	meet with our independent auditor and with internal financial personnel regarding our consolidated financial statements and controls;

➢	oversee the adequacy of our internal controls and disclosure controls;

➢	review and pre-approve any audit and non-audit services rendered by our independent accountants;

➢	review our consolidated financial statements and our periodic reports in advance of the filings of such reports;

➢	review, administer and approve any change in or waiver to our code of ethics for our principal executive and senior financial officers;

➢	review and pre-approve transactions between us and our directors, officers and affiliates; and

➢	establish and maintain procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters.

Messrs. Kebede, Laramie and Schneider are currently serving as members of our audit committee. Each of the members of our audit committee meets the independence and financial literacy requirements of the Nasdaq National Market (“Nasdaq”) and the SEC. All members of our audit committee are able to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement. The board of directors has determined that Mr. Kebede is an “audit committee financial expert” pursuant to the definition adopted by the SEC. Mr. Laramie serves as the Chair of our audit committee. Our audit committee held two meetings during 2005.

Compensation Committee

We have a compensation committee that discharges responsibilities relating to compensation of our executives. Our compensation committee is authorized to, among other things:

➢	review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives and determine, or recommend to the board of directors for determination, the level of the Chief Executive Officer’s compensation based on this evaluation;

➢	determine, or recommend to the board of directors for determination, the base and incentive compensation of our other executive officers and senior officers with a rank of Vice President or above;

➢	make recommendations to the board of directors with respect to our equity-based compensation plans;

➢	administer our equity-based compensation plans; and

➢	oversee, in consultation with management, our regulatory compliance with respect to compensation matters.

Messrs. Kebede and Schneider are currently serving as members of our compensation committee. Each of the members meets the independence requirements of Nasdaq. Mr. Schneider serves as Chair of our compensation committee. Our compensation committee held two meetings during 2005.

Nominating and Corporate Governance Committee

We have a nominating and corporate governance committee. Our nominating and corporate governance committee is authorized to, among other things:

➢	identify and recommend to the board of directors the individuals to be nominated for election as directors and the persons to be elected by the board of directors to fill any vacancies on the board;

➢	review with the board of directors, on an annual basis, the requisite skills and criteria for new board members as well as the composition of the board of directors as a whole;

➢	oversee the board of directors in the board’s annual review of its performance;

➢	recommend to the board of directors board members to be appointed to each committee of the board of directors; and

➢	review annually our Corporate Governance Guidelines.

Messrs. Kebede, Kemp and Nobel are currently serving as members of our nominating and corporate governance committee. Each of the members meets the independence requirements of Nasdaq. Mr. Kebede serves as Chair of our nominating and corporate governance committee. Our nominating and corporate governance committee was formed in connection with an initial public offering in 2005 and did not hold any meetings during 2005.

Our board of directors has adopted written Corporate Governance Guidelines which set forth the responsibilities of our board and guidelines relating to the qualifications and independence of its members and the members of its standing committees. In addition, our board has adopted a Code of Ethics for All Employees, a Code of Ethics for the Principal Executive and Senior Financial Officers, and a charter for each of its standing committees. All of these documents are available on our website at http://www.worldspace.com, and in print to any stockholder who requests them. Requests should be directed to the Corporate Secretary at WorldSpace, Inc., 8515 Georgia Avenue, 8th Floor, Silver Spring, Maryland 20910. A copy of our audit committee charter is included hereto as Annex A.

COMMUNICATIONS WITH OUR BOARD

Our audit committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting matters. Such complaints or concerns may be submitted to us, care of the Corporate Secretary, at or through EthicsPoint, an external service provider via the internet at www.ethicspoint.com, via a toll-free hotline at 1-866-384-4277 for calls made from within the U.S. and Canada, or via the applicable international toll-free telephone number listed on EthicsPoint’s website. EthicsPoint will forward such communications to the Chair of our audit committee and, in most circumstances, to our General Counsel, in each case without disclosing the identity of the sender if anonymity is requested.

Stockholders and other interested persons may also communicate with our board and the independent directors in any of these same manners. EthicsPoint will forward such communications to the Chair of our nominating and corporate governance committee and our General Counsel.

BOARD INDEPENDENCE POLICY

Our Corporate Governance Guidelines provide that our board will consist of at least five members who meet the independence standards established by Nasdaq. Our board makes an annual determination of the independence of each director and each nominee for director prior to his or her nomination for (re)election. No director will be deemed independent unless our board determines that he or she has no material relationship with us, directly or as an officer, stockholder or partner of an organization that has a material relationship with us. Our board has determined that each of the current members of our board, except for Noah A. Samara, our Chief Executive Officer, and Gary Parsons, the Chairman of XM Satellite Radio Holdings Inc., has no material relationship with us and meets the independence requirements of Nasdaq.

Our board holds four regular meetings a year, on a quarterly basis, and additional meetings as it deems necessary. In accordance with the Nasdaq corporate governance standards, the independent directors meet at least quarterly at regularly scheduled executive sessions without management representatives. Mr. Kebede, the Chair of our nominating and corporate governance committee, presides at these sessions.

Qualifications and Nominations of Directors

Our nominating and corporate governance committee considers and recommends to our board of directors nominees for election to, or for filling any vacancy on, our board in accordance with our by-laws, the Corporate Governance Guidelines and the charter of our nominating and corporate governance committee. Our nominating and corporate governance committee annually reviews the requisite skills and characteristics of board members as well as the size, composition, functioning and needs of our board as a whole. To be considered for board membership, a nominee for director must be an individual who has the highest personal and professional integrity, who has demonstrated exceptional ability and judgment, and who shall be effective, in conjunction with the other nominees to our board, in collectively serving the long-term interests of the stockholders. Our nominating and corporate governance committee also considers members’ qualifications as independent (our board requires that at least five of its members be independent in accordance with applicable Nasdaq criteria), the financial literacy of members of the Audit Committee, the qualification of at least one member of the Audit Committee as an “audit committee financial expert”, and the diversity, skills, background and experiences of board members in the context of the needs of our board.

Our nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. Our board believes it is appropriate and important that at least one key member of our management participate as a member of our board. In appropriate circumstances, this number may be increased to two.

Whenever our nominating and corporate governance committee concludes, based on the reviews or considerations described above or due to a vacancy, that a new nominee to our board is required or advisable, it will consider recommendations from directors, management, stockholders and, if it deems appropriate, consultants retained for that purpose. In such circumstances, it will evaluate individuals recommended by stockholders in the same manner as nominees recommended from other sources. Stockholders who wish to recommend an individual for nomination should send that person’s name and supporting information to our nominating and corporate governance committee, care of the Corporate Secretary. Stockholders who wish to directly nominate an individual for election as a director, without going through our nominating and corporate governance committee or using our proxy material, must comply with the procedures in our by-laws.

All of the nominees for director for election at this Annual Meeting currently serve on our board and are being proposed by our board.

POLICY OF DIRECTORS’ ATTENDANCE AT ANNUAL MEETING

We encourage but do not require directors to attend the annual meeting of stockholders.

DIRECTOR COMPENSATION

Each of our non-employee directors receives an annual retainer of $100,000, payable quarterly.

In addition, our 2005 Incentive Award Plan provides for the automatic nondiscretionary grant of restricted shares of our Class A Common Stock to our non-employee directors. In connection with our initial public offering we agreed to grant, effective on August 4, 2005, each non-employee director restricted shares of our Class A Common Stock with a value of $150,000, reduced by the aggregate Black-Scholes value of each such director’s outstanding stock option and equity awards, if any, as of August 4, 2005. Pursuant to that undertaking, we granted each of Messrs. Kebede and Schneider 7,143 shares of Class A Common Stock. On the date of each annual stockholders meeting, we will grant a non-qualified option to purchase 25,000 shares of our Class A Common Stock to each of our non-employee directors who has served on our board for at least 6 months. Each of these options will have an exercise price equal to the fair market value of our Class A Common Stock on the date of grant and will vest annually in three equal installments over a period of three years.

We also reimburse members of our board of directors for reasonable travel and other out-of-pocket expenses incurred in attending board and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The summaries of the agreements described below are not complete and are subject to, and qualified in their entirety by, the provisions of the actual agreements. These agreements have been filed as exhibits to the documents we have filed with the SEC and we suggest you read the agreements in their entirety.

Pre-IPO Recapitalization

In December 2004, the former WorldSpace group of companies was reorganized and recapitalized. On December 30, 2004, the group’s principal operating company, WorldSpace International Network Inc., a British Virgin Islands company (WIN), was merged with and into its parent, WorldSpace, Inc., a Maryland corporation (WorldSpace Maryland), which was the holding company for the WorldSpace group. Immediately thereafter, for purposes of reincorporating WorldSpace Maryland in Delaware, WorldSpace Maryland was merged into a newly-formed Delaware company, also named WorldSpace, Inc. (WorldSpace, us or we).

As discussed in more detail below, immediately following these mergers

➢	all of our predecessor companies’ outstanding long-term debt obligations were converted, in the case of certain of such obligations, into shares of our Class B Common Stock and, in the case of other of such debt obligations, into a contingent royalty obligation based on our annual EBITDA, if any, for each year through December 31, 2015; and

➢	We issued $155 million of senior convertible notes (Convertible Notes) to a group of private investors (Note Investors).

Loan restructuring

Loan Restructuring Agreement.

On December 30, 2004, a loan restructuring agreement (Loan Restructuring Agreement) and a royalty agreement (Royalty Agreement), each dated September 30, 2003 and amended through December 30, 2004, became effective. Pursuant to the Restructuring Agreement and the Royalty Agreement, all debt, in the amount of $1,872,769,237, owed by the WorldSpace companies to Stonehouse Capital Limited (Stonehouse), a Cayman Islands company wholly owned by two sons of Mr. Khalid, upon the effective date of such agreements, was cancelled and replaced by an obligation to make certain annual royalty payments to Stonehouse.

Royalty Agreement.

Under the Royalty Agreement, we are obligated to make royalty payments to Stonehouse in the amount of 10% of the annual consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) (the Royalty Payment) for each calendar year from 2003 through 2015 (the Term).

The Royalty Agreement requires us to establish and maintain a segregated reserve account with a sub-account for each calendar year during the Term. We must deposit into the appropriate sub-account, within 45 days after the beginning of each quarter, an amount equal to 25% of the Royalty Payment for such year as estimated by us in good faith on the basis of the best information then reasonably available.

The Royalty Agreement provides that in the event that all or substantially all of the assets of any WorldSpace Party are sold or any WorldSpace Party is liquidated (each, a Scale-Down Transaction) Stonehouse may, at its option, receive a fee, (a Scale-Down Fee) in lieu of future royalty payments with respect to the WorldSpace Party that was the subject of the Scale Down Transaction. In the event that Stonehouse elects to receive a Scale-Down Fee with respect to a Scale-Down Transaction, we will pay a Scale-Down Fee equal to 60% of the portion of the proceeds (whether cash or property) of the sale or liquidation that is to be included in any distributions to our stockholders as of December 31, 2004 in such Scale-Down Transaction; provided, however, that the percentage of proceeds owed to Stonehouse in respect of any Scale-Down Transaction will be reduced by 10% (i.e., 60% to 54%) for each $50 million in royalty or scale-down fee payments actually made to Stonehouse theretofore.

In addition, the Royalty Agreement provides that upon a sale, liquidation, bankruptcy of or a foreclosure on us at any time prior to December 31, 2015, then to the extent that the portion of the total distributions to our stockholders as at December 31, 2004 which is received by Noah A. Samara (and his affiliates, and other related parties) exceeds the cumulative amounts received by Stonehouse, Noah A. Samara will immediately pay Stonehouse a cash payment equal to one-half of such excess amounts.

Moreover, until December 31, 2007 none of the WorldSpace Parties may voluntarily sell all or substantially all of the assets or liquidate, without the prior written consent of Stonehouse, which consent will not be unreasonably withheld. The WorldSpace Parties have also agreed (i) not to sell certain assets other than for fair value or (ii) sell or transfer assets to the extent that any such sales or transfers would be reasonably likely to materially diminish the overall returns to Stonehouse under the Royalty Agreement.

The Royalty Agreement originally provided certain limitations on “Distributions” (i.e., dividends, return of capital, etc.) that could be made by us on the shares of Class B Common Stock held by Noah A. Samara and his affiliates. As a result, our capital structure was designed to differentiate between stockholders to whom Distributions are not restricted (the holders of shares of the Company’s Class A Common Stock) and those who were restricted under the terms of the Royalty Agreement (the holders of shares of the Company’s Class B Common Stock). Initially, shares of Class B Common Stock were issued to Noah A. Samara, TelUS Communications and Yenura Pty. Ltd. TelUS and Yenura are entities affiliated with and controlled by Noah Samara. In June 2005, the Royalty Agreement was amended to eliminate the restrictions on Distributions to Mr. Samara and to TelUS Communications. Thereafter Mr. Samara and TelUS exchanged all of their shares of Class B Common Stock for shares of Class A Common Stock and, in the case of Mr. Samara, his options to acquire shares of Class B Common Stock for options to acquire shares of Class A Common Stock. In February 2006, the Royalty Agreement was further amended to eliminate the remaining restrictions on Distributions. In light of the elimination of the restrictions on Distributions to Yenura (the sole holder of Class B Common Stock), we and Yenura may in the future agree to an exchange of all of Yenura’s Class B Common tock for newly issued shares of Class A Common Stock in order both to simplify the structure of any outstanding capital and to allow Yenura to hold the same class of shares as all other stockholders. Any exchange would be on a one-for-one basis. At the present time, however, we and Yenura are deferring any consideration of such an exchange transaction.

Yenura exchange

Exchange Agreement.

In connection with the Restructuring, we entered into an Exchange Agreement dated as of December 29, 2004 with WorldSpace Maryland, WIN and Yenura Pte. Ltd. (Yenura), a Singapore company in which our Chairman, Noah A. Samara, holds all voting shares and in which Salah Idris, a former shareholder of ours, holds all non-voting shares, but a majority of the economic interest. Pursuant to this Agreement, we cancelled and discharged debt obligations in an aggregate principal amount of $120,084,654 owed by WorldSpace Maryland and WIN, for 17.4 million shares of our Class B Common Stock.

Under the terms of our certificate of incorporation all of the then outstanding shares of Class B Common Stock are to automatically convert into shares of Class A Common Stock upon the conclusion of our obligation to make royalty payments in 2016.

Issuance of convertible notes

On December 31, 2004, in connection with the Restructuring, Note Investors acquired an aggregate principal amount of $155 million of senior unsecured convertible notes (Convertible Notes).

Securities Purchase Agreement and Convertible Notes

We entered into a Securities Purchase Agreement dated as of December 30, 2004 with WorldSpace Maryland and Highbridge International LLC, Amphora Limited and certain other institutional investors whereby we issued to them the Convertible Notes. Each Convertible Note is convertible into shares of our Class A Common Stock.

Optional Repurchase. The holders may require us to repurchase all or any portion of the Convertible Notes on the third anniversary of the issuance date (December 30, 2007) at a price equal to 100% of the principal amount of the Convertible Notes plus any accrued and unpaid interest in cash.

Interest. The Convertible Notes will accrue interest at a rate of 5% per annum, payable quarterly in arrears. Upon an event of default, the interest rate will be the greater of the interest rate then in effect or 15% per annum. If interest on the Convertible Notes is not paid in full on any interest payment date, the principal amount of the Convertible Notes will be increased for subsequent interest accrual periods by an amount that reflects the accretion of the unpaid interest at an annual rate equal to the interest rate then in effect plus 2%, calculated on a quarterly basis.

Dilutive Issuances. So long as any Convertible Note Holder beneficially owns Convertible Notes, or any shares into which they are converted, we will not issue (x) any other Convertible Notes and (y) any other securities that would cause a breach or default under the Convertible Notes. As long as any Convertible Notes remain outstanding, we will not, subject to certain exceptions provided in the Securities Purchase Agreement, issue or sell common stock equivalents that allow the holder thereof to convert, exchange or exercise such common stock equivalents for shares of common stock at a conversion, exchange or exercise price which varies or may vary with changes in its market price (commonly known as “death spiral” or “toxic” converts), subject to exceptions for net share settlement and stock option plan transactions. After giving effect to the restructuring, we may not lower the price at which any common stock equivalents outstanding on December 31, 2004 are exercisable or exchangeable for or convertible into shares of Class A Common Stock or Class B Common Stock.

We have agreed not to issue any additional shares of Class B Common Stock or Class B Common Stock equivalents without the consent of the Convertible Note Holders.

Ranking. The Convertible Notes may be expressly made subordinate and junior in right of payment to indebtedness payment incurred after August 9, 2005.

Redemption. We may redeem the Convertible Notes on the later of (a) 18 months after the issuance date of the Convertible Notes (June 30 ,2006) or (b) August 9, 2006 (each such date, a Redemption Eligibility Date). Thereafter, subject to the satisfaction of certain Equity Conditions (as described below), we may redeem, on 30 days notice, the Convertible Notes at a redemption price in cash equal to 100% of the principal amount thereof plus any accrued and unpaid interest in cash and, provided that our Class A Common Stock publicly trades at a per share price in excess of 150% of $21.00 per share for each of the 20 consecutive trading days following the applicable Redemption Eligibility Date, and provided further that we will also be obligated to pay the present value of all future interest coupons that would have accrued and been payable until the third anniversary of the issuance date of the Convertible Notes. Upon call for redemption, the holders will continue to have the right to convert the Convertible Notes into our Class A Common Stock prior to the date of redemption. The “Equity Conditions” that must be satisfied in order for us to redeem Convertible Notes may be summarized as follows: (a) a registration statement covering the remaining Conversion Shares must be effective and available for resale of such shares or all of such shares must be eligible for resale under Rule 144(k), (b) the Class A Common Stock must be listed on the New York Stock Exchange or the NASDAQ National Market, (c) there shall not have occurred either (i) the public announcement of a pending, proposed or intended fundamental transaction (e.g., merger, sale of all or substantially all of our assets or certain other similar events in which we do not survive or control of WorldSpace changes) which has not been abandoned, terminated or consummated or (ii) a default or an event of default under the Convertible Notes and (d) we must otherwise be in material compliance with the terms of the Stock Purchase Agreement, Convertible Notes and Registration Rights Agreement.

After the third anniversary of the issuance date of the Convertible Notes, we may, subject to the satisfaction of the Equity Conditions, redeem any or all of the outstanding Convertible Notes at 100% of the principal amount thereof plus all accrued and unpaid interest.

Following a change of control, including fundamental transactions, (as defined in the Convertible Notes), the holders of the Convertible Notes may require us to redeem the Convertible Notes at a price equal to the greatest of (i) the sum of (A) the product of (x) the amount of the Convertible Notes being redeemed (including principal and accrued but unpaid interest) and (y) the quotient determined by dividing (I) the closing sale price of the Class A Common Stock immediately following the public announcement of such proposed change of control by (II) the then applicable conversion price and (B) the present value of the remaining interest payments on the Convertible Notes through the third anniversary of their issuance (Present Value of Interest); (ii) the sum of (A) the value of the consideration, assuming that the entire principal amount and accrued but unpaid interest being redeemed were converted into shares of Class A Common Stock at the then prevailing conversion rate, issuable per share of common stock in such change of control for the entire principal amount of the Convertible Notes and accrued but unpaid interest being redeemed and (B) the Present Value of Interest (if any); or (iii) the sum of (A) the principal amount of the Convertible Notes and accrued but unpaid interest being redeemed and (B) the Present Value of Interest (if any).

The holders have the right to require us to redeem some or all of their remaining Convertible Notes (at their principal amount, plus accrued but unpaid interest) on the third anniversary of the issuance of the Convertible Notes

Conversion. The Convertible Notes may, at the option of the holder, be converted into shares of our Class A Common Stock at any time. The currently applicable conversion price for the Notes is $13.52. The conversion price will be subject to adjustment in the event of certain customary dilutive events.

Listing. We must maintain the listing of all shares underlying the Convertible Notes (Conversion Shares) on the NASDAQ National Market (and on each other national securities exchange and automated quotation system on which our Class A Common Stock is then listed).

Pass-Through Dividends. All cash dividends or distributions paid or payable on the Class A Common Stock must also be paid concurrently to holders of Convertible Notes in respect of their Conversion Shares on an as-converted basis.

Events of Default. Events of default under the terms of the Convertible Notes include customary events of default including failure to pay to a holder any amount of principal, interest, late charges or other amounts when and as due under the Convertible Notes; certain bankruptcy or insolvency events; a breach of any representation or warranty; and

➢	failure to file (or have declared effective) on a timely basis, any registration statement required under the terms of the Registration Rights Agreement;

➢	the suspension from trading or failure of the Class A Common Stock to be listed on an eligible securities exchange (which includes the NASDAQ National Market) for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

➢	failure to cure a conversion failure by delivery of the required number of shares of Class A Common Stock within ten (10) business days after the applicable conversion date, or certain other related conversion failures;

➢	failure to maintain the agreed number of shares available for conversion of the shares underlying the Convertible Notes;

➢	any default under (after the expiration of all applicable grace periods), redemption of or acceleration prior to maturity of any indebtedness of us or any of our subsidiaries, which individually or in the aggregate is equal to or greater than $5 million principal amount of indebtedness;

➢	a final judgment or judgments for the payment of money, which in the aggregate are in excess of $1 million, are rendered against us or any of our subsidiaries which are not bonded, discharged or stayed pending appeal, or are not discharged within 60 days thereof; and

In addition to penalty interest, we are required to allow the holders of the Convertible Notes to redeem all or a portion of their Convertible Notes following an event of default. Certain events of default require payment of a 25% premium over the redemption price.

Registration Rights Agreement

In connection with the Convertible Note Investment, we entered into a registration rights agreement with the Convertible Note Holders pursuant to which we agreed to provide certain registration rights, including demand registration rights, to the Note Holders, with respect to the Convertible Notes.

Our registration obligations under the Registration Rights Agreement will terminate upon the earlier of the date when a Convertible Note Holder may sell all of our registrable securities pursuant to Rule 144(k) of the Securities Act or the date on which all of our securities shall have ceased to be registrable securities.

XM Investment

On July 18, 2005, we issued to XM 1,562,500 shares of Class A Common Stock for an aggregate purchase price of $25 million. In connection with this transaction, we entered into a global satellite radio cooperation agreement with XM pursuant to which we each agreed to cooperate with one another on receiver technology, terrestrial repeater technology, OEM and third party distribution relationships, content opportunities and new applications and services. In addition, pursuant to a stockholders agreement, Gary Parsons, the Chairman of the board of directors of XM, was elected to our board of directors. In connection with this transaction, we also granted to XM a performance-based warrant to purchase 1,785,714 shares of Class A Common Stock.

Lock-up

XM agreed that, for a period of eighteen months from July 18, 2005, it would not (a) sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, the shares, or warrants or other rights to purchase the shares, or shares issued upon exercise of the warrant; (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares or warrants or other rights to purchase shares, or shares issued upon exercise of the warrant, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (c) exercise any rights under the registration rights agreement described below.

Warrant

In connection with the transaction, we issued XM a performance-based warrant to purchase 1,785,714 shares of Class A Common Stock with an exercise price of $21. The warrant will vest in installments upon certain events, which may occur in any order and at any time during the term of the warrant:

➢	the right to exercise the warrant will vest in respect of one half of the warrant shares upon us obtaining an operational chipset developed with substantial support from XM under the cooperation agreement described below; and

➢	the right to exercise the warrant will vest in respect of one half of the warrant shares upon our designing for deployment a terrestrial repeater network utilizing and relying to a substantial extent on XM software, XM know-how in utilizing the software of others or XM support personnel under the cooperation agreement.

An “operational chipset” means a radio chipset which (1) is included in radios sold to subscribers, (2) has been licensed or otherwise provided to one or more manufacturers as a model or prototype for manufacturing chipsets in significant quantifies, or (3) has been licensed to any third party for use in or in connection with such third party’s products or services.

The warrant will expire on August 9, 2008. XM may not transfer the warrant without our written consent, except to any XM successor or to a wholly-owned subsidiary of XM or such successor.

The exercise price on the exercise date and number of shares of our Class A Common Stock to be delivered are subject to customary anti-dilution adjustments if certain events occur. The exercise price of the shares underlying the warrant will be subject to adjustment if any equity securities are issued at a price lower than the then current market price of a share of the Class A Common Stock.

Registration rights agreement

In connection with the XM Investment, we entered into a registration rights agreement with XM pursuant to which we agreed to provide certain registration rights, including demand shelf registration rights, to XM, beginning at the first business day following the date that is eighteen months after July 18, 2005, with respect to the shares they purchased, including any shares XM may receive in connection with any exercise of its warrant.

Our registration obligations under the registration rights agreement will terminate upon the earlier of the date when XM (and each other holder of registrable securities) may sell all their registrable securities pursuant to Rule 144(k) of the Securities Act or the date on which all of these securities shall have ceased to be registrable securities.

Satellite radio cooperation agreement

In connection with the XM Investment, we also entered into a satellite radio cooperation agreement with XM. The principal terms of the cooperation agreement are as follows:

Under the cooperation agreement, we and XM agreed to undertake commercially reasonable efforts to provide each other with assistance to mutually support the development of our respective DARS systems in our respective current and future markets. Areas of potential assistance involve technology, operating arrangements, distribution networks, supplier networks and partnership arrangements. The obligations for mutual assistance are secondary to each other’s primary responsibility to develop and operate its own systems. The focus of the cooperative opportunities is anticipated to include receiver technology, terrestrial repeater technology, OEM and third party distribution relationships, content opportunities, as well as new applications and services.

From time to time, we or XM may make specific written assistance requests to each other, relating to matters contemplated under the agreement. The receiving party may at its discretion accept or reject the request. If the request is accepted, the services requested will be provided on a time and materials basis, using commercially reasonable efforts, at rates to be agreed and subject to any other relevant terms in the agreement.

We and XM will share equitably the costs of pursuing joint technology development opportunities. The technology developed will be owned jointly unless otherwise agreed. Ensuing royalties will be shared equitably, and both we and XM have agreed not to utilize or license jointly developed technology to competitors of, or in competition with, the other party.

As part of the arrangement, we and XM amended the existing obligations regarding the XM system: we will continue to provide four commercial-free music channels for our use on our system and for use by XM on either the XM online system and/or the XM satellite system, at XM’s option, until June 7, 2009. XM will continue to compensate us for certain expenses involved in the production of these channels through June 7, 2009 at agreed upon prices and XM’s existing bandwidth obligations to us are terminated.

Until July 18, 2009, in the event we or XM pursue a regional or national satellite radio opportunity, excluding already existing agreements (and, in any event, excluding any arrangements relating to India or Canada) through a subsidiary, separate entity or partnership with third party interests therein, the pursuing party will provide to the other party the opportunity to invest in such subsidiary, entity or partnership on financial terms and conditions no less favorable than those offered to any third party or parties. Unless jointly agreed by us and XM, the minimum participation to be provided will be limited to 4.9%.

The agreement is in effect until the later of: (1) December 31, 2010 or (2) as long as an affiliate of XM continues to hold a seat on our board of directors. Thereafter, the agreement will automatically extend for one-year periods unless either party provides timely written notice to the other party of its intention not to renew the agreement.

Stockholders agreement

As part of the XM investment, we entered into a stockholders agreement with XM, Mr. Noah Samara and his affiliated companies, TelUS Communication (TelUS) and Yenura. This agreement provides for certain arrangements with respect to the election of our directors, as well as certain other matters.

During the term of the agreement, XM is entitled to designate one individual who is reasonably acceptable to Mr. Samara, TelUS and Yenura to serve as one of our directors. Upon written notice from XM and after consultation with Mr. Samara, TelUS and Yenura, our board of directors must promptly appoint the XM designee to our board of directors to serve as a Class 1 director (which is the class of directors subject to re-election at our 2008 annual meeting of stockholders). If for any reason our board of directors or the appropriate board committee, as applicable, does not appoint the XM designee, Mr. Samara, TelUS and Yenura have agreed to use their reasonable best efforts to exercise their rights as our stockholders to nominate and elect the XM designee to our board of directors.

If the XM designee on our board of directors resigns, is removed or otherwise becomes unable to serve during the term of this agreement and prior to the expiration of his or her term as a director, the resulting vacancy on our board of directors must be filled by our board of directors or stockholders by a replacement XM designee selected as described above.

Should an XM designee not be appointed or elected during the term of the stockholders agreement, XM will be released from the restrictions on transfer of its shares, including the warrant shares, contained in the securities purchase agreement and described above. In addition, if we have not already done so, we will be obligated, as promptly as possible thereafter, to file a demand shelf registration statement and use our reasonable best efforts to have the demand shelf registration statement declared effective, as soon as practicable but in any event within 180 days thereafter.

The stockholders agreement will terminate upon the first to occur of: (1) immediately prior to our 2008 Annual Meeting of Stockholders or (2) the date on which XM first sells, disposes or otherwise transfers any of the shares of Class A Common Stock owned by XM immediately following July 18, 2005. Notwithstanding the above, XM may transfer shares of its Class A Common Stock to any 50% owned or controlled subsidiary without causing the termination of the stockholders agreement. In that case, XM must continue to exercise all of the rights and perform all of the obligations of XM under the stockholders agreement. The termination of the agreement will not automatically terminate the term of office of any duly elected or appointed XM designee.

There is no obligation under the stockholders agreement that an XM designee must continue to serve as a director after the Company’s 2008 Annual Meeting of Stockholders, when our Class 1 directors will be elected.

Gifting Agreement

We have entered into a gifting agreement with First Voice International, Inc. (First Voice), a nonprofit Washington, D.C. corporation recognized under the U.S. tax laws as a charitable corporation. Under this agreement, we gifted to First Voice 5% of the capacity of the AfriStar and AsiaStar satellites for social welfare and human development use. The gifting was for the remaining life of the satellites, subject to five year reviews by us to ensure First Voice’s performance in making social welfare contributions in the coverage area of the satellites. Additionally, we agreed to provide uplink service to the satellites on a gifted basis for at least the first two years of the gifting agreement’s term. Our Chairman is also the Chair of First Voice.

Lock-up Agreements

Our executive officers, directors and certain of our significant stockholders have voluntarily entered into lock-up agreements with us through December 31, 2006 pursuant to which they have agreed that they will not offer, sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock (or securities convertible into or exchangeable or exercisable for any shares of our common stock), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, our prior written consent until January 1, 2007, subject to certain exceptions. We may, in our sole discretion at any time without notice, release all or any portion of the shares of our common stock subject to these lock-up agreements. The lock-up agreements cover an aggregate of 21.5 million shares of our outstanding common stock, including 4.1 million shares of our outstanding Class A Common Stock and all 17.4 million shares of our outstanding Class B Common Stock. The lock-up agreements also cover 12.6 million shares of Class A Common Stock issuable upon the exercise of outstanding options.

AUDIT COMMITTEE’S REPORT

This report does not constitute soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate this report by reference therein.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of WorldSpace for the fiscal year ended December 31, 2005 with WorldSpace’s management. The Committee has discussed with Grant Thornton LLP (Grant Thornton), WorldSpace’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

The Committee has also received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee has discussed the independence of Grant Thornton with that firm.

Based on the Committee’s review and discussions noted above, the Committee unanimously recommended to the Board (and the Board has approved) that WorldSpace’s audited consolidated financial statements be included in WorldSpace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

James Laramie

    Chairman

Kassahun Kebede

William Schneider, Jr.

MANAGEMENT AND EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report, as well as the stock performance graph included elsewhere in this proxy statement, do not constitute soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate this report or the performance graph by reference therein.

The compensation committee of the board of directors (the “Compensation Committee”) carries out the responsibilities of the board of directors in all matters of compensation, including equity compensation, of WorldSpace’s Chief Executive Officer and other senior executives. The Compensation Committee also makes recommendations to the board with respect to equity-based compensation plans and administers the WorldSpace, Inc. 2005 Incentive Award Plan (the “2005 Incentive Award Plan”). The Compensation Committee has overall responsibility for evaluating, determining, and making recommendations to the board of directors regarding the compensation of the Chief Executive Officer, executive officers, other key employees, directors, and consultants under our 2005 Incentive Award Plan and other compensation programs and policies.

No member of the Compensation Committee is an employee of WorldSpace. The Compensation Committee presently consists of Messrs. William Schneider, Jr. and Kassahun Kebede who meet all applicable criteria for “independence” established by the NASDAQ Stock Market, Inc. and the Securities and Exchange Commission, are “outside directors” for purposes of Internal Revenue Code Section 162(m), and “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. The Compensation Committee operates under a written charter adopted by the board of directors to reflect best practices in Corporate Governance and which is reviewed annually. A copy of the charter is available on WorldSpace’s website at www.worldspace.com.

This report of the Compensation Committee describes WorldSpace’s policies and actions with respect to the compensation of executive officers for the year ended December 31, 2005.

Compensation Philosophy and Policies

The compensation philosophy that guides and directs management’s and the Compensation Committee’s activities in designing and delivering pay opportunities recognizes that long-term stockholder value creation is the ultimate goal of the enterprise and that people are WorldSpace’s greatest asset in achieving that goal. While compensation is only one means for the board of directors to guide and drive performance, it is the specific responsibility of this committee to use compensation to its maximum benefit for WorldSpace and its stockholders. As such, pay and specifically incentive pay for defined performance should play a significant role in influencing and reinforcing the desired actions and decisions.

To this end, the Compensation Committee evaluates and approves compensation policies that:

•	Contribute directly to increasing total stockholder returns over the long-term

•	Promote accountability for individual and WorldSpace performance

•	Attract and retain key employees having a proven potential to make significant positive impact on WorldSpace’s business

The Compensation Committee considers the performance of, and the compensation levels provided by, comparable companies when making compensation-related decisions. These are reviewed in the greater context of the competitive market for executive talent and other factors that may influence the talent requirements of the company and associated costs. In consideration of the fact that WorldSpace has very few direct business comparators (e.g., satellite digital audio radio services), the Compensation Committee uses a broad group of comparators to benchmark pay and performance levels, including direct business competitors, those with similar subscription-based business models, talent competitors, and a sample of surveyed private and public companies operating internationally. Each pay component, and the total pay opportunity, is generally targeted at the median of the comparator group for positions with similar responsibility, normalizing for certain factors (i.e., size, stage of development, etc.) to make accurate comparisons.

WorldSpace’s compensation programs for executive officers and key employees consist of three primary components: (i) annual base salary; (ii) short-term cash-based incentives; and (iii) long-term equity-based incentives. The combination of the three components and the form of pay delivery, either in cash or equity, have been evaluated to provide the right mix of fixed and variable, annual and long-term pay at each organization level. The Compensation Committee believes that the current proportion of fixed (annual base salary) and variable pay (short- and long-term incentives) in the total compensation opportunity are appropriate for the executive officers in that a significant portion is variable and is paid only if WorldSpace and individual performance objectives are achieved. Furthermore, the proportion of annual and long-term pay in the total compensation opportunity is suitable due to the greater portion of total pay being delivered over the long-term, which is commensurate with the executive officer’s roles in defining and impacting the long-term strategy.

Annual Base Salary

Consistent with WorldSpace’s stated philosophy, the Compensation Committee aims to position base salaries for WorldSpace’s executive officers annually at levels that are at the median of the comparator group. The Compensation Committee also takes into consideration the performance of WorldSpace, the individual’s past performance, and the executive’s strategic value (e.g., scope of responsibility and magnitude of impact) in achieving WorldSpace’s stated goals.

Short-term Cash-Based Incentives

The Compensation Committee believes that a portion of compensation should be in the form of annual cash-based incentives, which tie each executive’s pay to WorldSpace’s performance and his individual performance. All executive officers are eligible to earn cash bonuses based on satisfying specific performance targets predetermined for the year then ended. Performance measures will reflect the near-term business priorities and have the following characteristics:

•	Represent a balanced emphasis on key financial and operational drivers of stockholder value

•	Reinforce strong worldwide subscriber growth and efficient use of economic resources

•	Focus actions on accomplishment of key catalyst events as well as the planning and preparatory activities required for realizing the longer-term strategy

Prior to or at the beginning of each year, the goals or targets for each executive officer are established for such year in consultation between the Compensation Committee and executive management.

Short-term incentives were paid to certain executive officers and other key employees after careful evaluation of WorldSpace’s performance during 2005 against specific objectives within the categories as stated above, and each individual’s accountability for those results. All executive officers and employees were impacted by the downward adjustment applied to the incentive compensation pool. Nevertheless, the Compensation Committee believes that certain executives and employees successfully accomplished many of the objectives that serve as the building blocks for increasing total stockholder return over the longer-term. The Compensation Committee approved the following payments to executive officers, $81,250 to the Chief Operating Officer, $164,125 to the Chief Financial Officer, and $138,938 to the Executive Vice President and General Counsel. As the executive ultimately accountable to stockholders for WorldSpace’s performance, the Chief Executive Officer recommended (and the Committee approved) that he not receive a bonus for performance in 2005.

Long-term Equity-Based Incentives

The Compensation Committee believes that the executive officers and other key employees should be eligible to receive long-term stock-based awards to align stockholder and management interests and to attract and retain qualified and capable individuals. Award recipients are selected based on their past performance and their future potential to contribute significantly to WorldSpace’s success. The amount and type of equity awarded is based on the strategic value of the recipients’ role in WorldSpace, specifically their ability to, and the degree to which their contributions, impact the successful execution of WorldSpace’s long-term strategy. Currently, the Committee believes that the best method for advancing the interest of WorldSpace and ultimately the stockholders is by awarding equity in the form of restricted shares and nonqualified stock options according to the criteria stated previously.

WorldSpace provides long-term equity-based incentives through the 2005 Incentive Award Plan, which the Compensation Committee administers. The 2005 Incentive Award Plan provides for the grant of nonqualified stock options, incentive stock options, restricted shares, restricted share units, stock appreciation rights, performance units, performance shares, phantom shares, and other share based awards to the employees, consultants and directors of WorldSpace and its subsidiaries and affiliates.

As discussed above, the Compensation Committee believes that the creation of an ownership culture within WorldSpace is one of the best ways for aligning the interests of stockholders and management. The Compensation Committee believes that building a stake in WorldSpace through grants of stock is appropriate to further reinforce the desired behaviors of executive officers as owners. Neither the Chief Operating Officer nor the Chief Financial Officer had been granted equity awards prior to the IPO although they had been contributing to WorldSpace in significant roles for over three years. As such, during 2005, the Compensation Committee recommended that the board grant, and the board granted, 312,500 restricted shares to each of the Chief Operating Officer and the Chief Financial Officer, effective upon the completion of the IPO. Additionally, the Compensation Committee approved a grant of 591,857 restricted shares, also effective upon the completion of the IPO, to the Chief Executive Officer, based upon his substantial contributions and value to WorldSpace. These restricted shares were to have vested in full on January 31, 2006, according to the original terms of the award, but the vesting period was extended to January 2, 2007.

Employment Agreements

On June 1, 2005, WorldSpace entered into employment agreements with each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the General Counsel. Each of these employment agreements stipulated an annual base salary for 2005, with such base salary to be reviewed annually. Any increases in base salary are made at the discretion of the Compensation Committee but may not be decreased without the consent of the covered executive officer. Each of these employment agreements also sets forth a short-term incentive target and long-term incentive award target for the respective executive officer. The Compensation Committee designed the terms of the employment agreements based on competitive market practice and business need in consultation with Sibson Consulting, an independent advisory firm.

Compensation of the Chief Executive Officer

The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and determines the level of the Chief Executive Officer’s incentive compensation based upon this evaluation. The Compensation Committee has sole authority to determine the Chief Executive Officer’s compensation.

The employment agreement between WorldSpace and WorldSpace’s Chief Executive Officer, Mr. Samara, became effective on June 1, 2005 and provides for an initial five-year term of employment and an additional three-year extension, followed by automatic one-year extensions, unless notice of non-renewal is given three months before the end of any term. The agreement with Mr. Samara provides for a base salary of $650,000 per year, subject to annual review and increase at the discretion of the Compensation Committee, and a short-term incentive target amount of 95% of Mr. Samara’s annual base salary. The amount of Mr. Samara’s short-term incentive is determined by the Compensation Committee based upon Mr. Samara’s satisfaction of specific job performance goals established for each calendar year in consultation between Mr. Samara and the Compensation Committee. As previously stated, Mr. Samara, at his request and with the Compensation Committee’s approval, received no bonus for 2005. Mr. Samara is also eligible to participate in any benefit plans WorldSpace makes available to its executive employees.

In connection with Mr. Samara’s employment agreement with WorldSpace, the Compensation Committee also granted Mr. Samara a restricted share award under the 2005 Incentive Award Plan for 591,875 shares of the Class A Common Stock, upon completion of the IPO. This award was originally scheduled to vest on January 31, 2006, but the vesting period has been extended to January 2, 2007. The number of restricted shares granted to Mr. Samara was based on an assessment of competitive compensation values for other similarly-situated chief executive officers in WorldSpace’s comparator group in consultation with Sibson Consulting, an independent advisory firm. The value of the long-term incentive award was targeted at the median of this comparator group. The actual number of shares awarded was determined by dividing the value of the award by the Company’s fair market value per share immediately following the convertible note issuance on December 31, 2004 and, in accordance with Mr. Samara’s employment agreement, was adjusted to reflect the Company’s 1.6 to 1 reverse stock split. Mr. Samara is also eligible for subsequent grants under the 2005 Incentive Award Plan of either stock options or restricted share awards having a value of at least $2.5 million on the date of grant. Such grants can be made each year starting in 2006 based on Mr. Samara’s satisfaction of goals or targets to be established by the Compensation Committee.

The Compensation Committee reviewed all of the elements of Mr. Samara’s compensation for 2005 in light of its articulated compensation philosophy and policies. Based upon this review, the Committee determined that Mr. Samara’s aggregate 2005 compensation was reasonable and not excessive.

Internal Revenue Code Section 162(m)

The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other senior executive officers named in the Executive Compensation Table, other than compensation that is performance-based under a plan that is approved by the stockholders of WorldSpace and that meets certain other technical requirements. The Compensation Committee has determined that Section 162(m) will not prevent WorldSpace from receiving a tax deduction for any of the compensation paid to executive officers.

The Compensation Committee will seek to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with hiring, retaining and appropriately compensating WorldSpace’s executive officers.

Respectfully submitted,

William Schneider, Jr

Chairman

Kassahun Kebede

SUMMARY EXECUTIVE COMPENSATION TABLE

We have entered into employment agreements with certain of our executives for terms of up to three years, as described in “—Employment agreements and change in control arrangements” below. The following table sets forth information for the three years ended December 31, 2005 regarding the compensation of our Chief Executive Officer and each of our other three executive officers, referred to in this proxy statement as the named executive officers.

		Annual Compensation				Long Term Compensation

Name and principal position		Salary ($)		Bonus ($)		Restricted stock award(s) $ (1)	Securities underlying options(#)	All other compensation ($) (2)
Year
Noah A. Samara Chairman of the Board and Chief Executive Officer	2005 2004 2003	549,052 482,004 407,032	(3) (4)	— — —		11,541,562 — —	— — —	— — —

Andenet Ras-Work Chief Operating Officer	2005 2004 2003	326,136 250,000 242,188		81,200 100,000 —	(5) (3)	6,093,750 — —	— — —	— — —

Sridhar Ganesan Executive Vice President- Chief Financial Officer(6)	2005 2004 2003	286,552 176,494 155,308		164,125 100,000 —	(5) (3)	6,093,750 — —	— — —	— — —

Donald J. Frickel Executive Vice President and General Counsel and Secretary	2005 2004 2003	257,386 219,289 211,400		138,936 100,000 —	(5) (3)	— — —	140,625 140,625 140,625	— — —

(1)	We granted Mr. Samara, Mr. Ras-Work and Mr. Ganesan 591,875, 312,500 and 312,500 shares of Class A Common Stock, respectively, in the form of restricted stock awards, effective as of the completion of our initial public offering on August 9, 2005. The awards were scheduled to vest on January 31, 2006 but the vesting period was extended to January 2, 2007. As of December 31, 2005, the value of the awards were $8,617,700, $4,550,000 and $4,550,000 for Mr. Samara, Mr. Ras-Work and Mr. Ganesan, respectively, based on the market price of our Class A Common Stock on December 31, 2005. To the extent that we issue dividends on our Class A Common Stock, restricted shares will be eligible to receive dividends.

(2)	In accordance with the rules of the SEC, all other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonuses for the officer for such year.

(3)	Paid in January 2005.

(4)	Of this amount, $234,570 was paid in January 2005.

(5)	Paid in March 2006.

(6)	Mr. Ganesan became Executive Vice President-Chief Financial Offer in October 2004. Prior thereto, he was Senior Vice President, Corporate Strategy and Development.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth as of December 31, 2005 the number and value of options held by each of our named executive officers. With respect to the named executive officers, no options or stock appreciation rights were exercised during 2005, and no stock appreciation rights were outstanding as of December 31, 2005.

Name of executive officers	Number of securities underlying unexercised options December 31, 2005		Value of unexercised in-the-money options at December 31, 2005 ($) (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Noah A. Samara	7,659,375	—	111,137,531.25	—
Andenet Ras-Work	—	—	—	—
Sridhar Ganesan	—	—	—	—
Donald J. Frickel	914,063	—	13,263,054.13	—

(1)	Values have been calculated on the sale price of $14.51 which was the reported closing price of our common stock as of December 31, 2005.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements

Noah A. Samara Employment Agreement. Our agreement with Mr. Samara, our Chief Executive Officer and Chairman, became effective on June 1, 2005 and provides for an initial five-year term of employment and an additional three-year extension, followed by automatic one-year extensions, unless notice of non-renewal is given three months before the end of any term. The agreement entitles Mr. Samara to a base salary of $650,000 per year, subject to annual review and increase at the discretion of the compensation committee of our board of directors, and a bonus target of up to 95% of Mr. Samara’s annual base salary. The amount of Mr. Samara’s bonus is determined by the compensation committee based on Mr. Samara’s satisfaction of specific job performance goals or targets. Mr. Samara is also eligible to participate in any benefit plans we make available to our executive employees.

In connection with Mr. Samara’s employment agreement, we also granted Mr. Samara a restricted share award under our 2005 Incentive Award Plan for 591,875 shares of our Class A Common Stock, which award was originally scheduled to vest on January 31, 2006 but the vesting period was extended to January 2, 2007. Mr. Samara is also eligible for subsequent annual grants under our 2005 Incentive Award Plan of either stock options or restricted share awards having a value of at least $2.5 million on the date of grant. Such grants will be made at the beginning of each fiscal year starting in 2005 based on Mr. Samara’s satisfaction of goals or targets to be established by the compensation committee of our board of directors.

Mr. Samara’s agreement with us provides that if his employment is terminated by reason of cause, death or disability, or Mr. Samara terminates his employment with us other than for good reason or at retirement, he is entitled to any earned but unpaid salary and any accrued benefits, including earned but unpaid or deferred salary payments, accrued but unused vacation days, reimbursement for properly incurred business expenses, and any payments or benefits due to Mr. Samara or his beneficiaries under our benefit plans, to which he is entitled through the date of termination. In the event of Mr. Samara’s death, his base salary will be paid through the end of the calendar month following his death. In the event of the Mr. Samara’s termination for disability, he is entitled to his base salary and any applicable benefits through the third calendar month following termination and a pro-rated bonus based on the prior year’s bonus payments, as well as any of his health, medical, dental and similar benefits for eighteen months following termination. Upon the termination of Mr. Samara’s employment for death or disability, any unvested options will be immediately forfeited, but unvested restricted shares will vest in full, and any vested options will be exercisable until the later of (i) May 6, 2006 or (ii) one year after termination, but not after the options expire. Mr. Samara has agreed to cooperate with us in obtaining key man life insurance payable to us in the event of his death.

If we terminate Mr. Samara’s employment without cause, or if Mr. Samara terminates his employment with us for good reason, or if prior to his retirement we give Mr. Samara notice that his employment agreement will not be renewed, any outstanding options and restricted share awards of his will immediately vest and/or become exercisable in full, and he will be entitled to severance benefits for a “severance period” defined as the longer of the remainder of the then-current term of his employment agreement with us or 36 months. Mr. Samara’s severance benefits consist of a lump sum payment equal to the number of years in the severance period multiplied by the greater of his target bonus for the year of termination or his average actual bonus payments for the three years prior to the year of termination and a continuation of his base salary through the severance period, as well as the payment of any accrued benefits. In addition, upon such a termination, any loans to us from Mr. Samara become immediately payable in full, we will pay for medical, dental and other health benefits for Mr. Samara and his dependents through the severance period, and we will provide Mr. Samara with executive outplacement services for at least 24 months. For purposes of Mr. Samara’s employment agreement, a finding of “cause” requires the affirmative vote of two thirds of our board of directors.

In the event that, upon a change in control of our company during the term of his employment agreement with us, Mr. Samara’s employment is terminated within 12 months following the change in control for any reason other than cause, death or disability, or by Mr. Samara for good reason, Mr. Samara is entitled to the severance benefits described in the immediately preceding paragraph, and all stock options and equity-based compensation awards held by him on the date of termination become vested and/or exercisable in full. Mr. Samara is also entitled to an additional gross up payment to compensate him for any “golden parachute” excise tax that he may incur due to his severance or other benefits or payments under the employment or any other agreement with us.

For purposes of Mr. Samara’s employment agreement, a “change in control” means (i) a person or group (other than Mr. Samara and any entities controlled by him) becomes the beneficial owner of securities constituting 40% or more of voting power, (ii) two-thirds of our current board of directors (including any successors approved by two-thirds of our board) cease to constitute two thirds of the board, (iii) a merger or consolidation of our company occurs, unless after the event, 60% or more of the voting power of the combined company is beneficially owned by the same persons as immediately before the event, or (iv) our stockholders approve a plan of complete liquidation or winding-up of our company, or the sale or disposition of all or substantially all our assets.

Under his employment agreement, Mr. Samara is prohibited from using or disclosing any of our confidential information at any time in the future, and he has assigned to us all rights to any inventions or works of authorship he develops that pertain to our field or business, or that are developed during work hours or using our materials or facilities. Mr. Samara is also prohibited from competing with us in the satellite radio or any related business, or from soliciting our employees, during the term of his employment and any severance period thereafter.

Executive Employment Agreements. Dated and effective June 1, 2005, we entered into an executive employment agreement with each of Messrs. Ras-Work, Frickel and Ganesan.

Each of these agreements has substantially identical terms, except for the applicable positions, annual base salary amounts and bonus targets for each employee as described below. The agreements provide, among other things, for a three-year initial term of employment, with automatic one-year extensions unless notice of non-renewal is given three months prior to the end of any term. Under all the agreements, the employees are eligible for an annual bonus amount based on achievement of certain performance targets and payable on or before March 15 of the following calendar year. The employees are also eligible for other bonuses at the board’s discretion and they will be eligible to participate in equity-based compensation plans, including our 2005 Incentive Award Plan.

The position, initial base salary and bonus target, stated as percentage of base salary, for each of the employees under the agreements is as listed below:

Name	Position	Base Salary	Bonus Target
Andenet Ras-Work	Chief Operating Officer	$375,000	60%
Donald J. Frickel	Executive Vice President—General Counsel	275,000	45
Sridhar Ganesan	Executive Vice President—Chief Financial Officer	325,000	50

In connection with their employment agreements, we granted each of Mr. Ras-Work and Mr. Ganesan a restricted share award under our 2005 Incentive Award Plan of 312,500 shares of our Class A Common Stock, which award was originally scheduled to vest on January 31, 2006 but the vesting period was extended to January 2, 2007. Messrs. Ras-Work, Frickel and Ganesan are also each eligible for subsequent annual grants under our 2005 Incentive Award Plan of either stock options or restricted share awards having a value of at least $1,275,000, $600,000, and $825,000, respectively, on the date of grant. Such grants will be made at the beginning of each fiscal year starting in 2005 based on each executive’s satisfaction of individualized targets to be established by the compensation committee of our board of directors and which may include our company’s performance as compared to our budget.

Each of the agreements contains confidentiality, non-compete, and non-solicitation provisions, which provide that the employees agree never to disclose any of our confidential information. In addition, the agreements provide that the employees will not unfairly compete with us in the satellite radio business or any related business or businesses with respect to any of our products or services, nor solicit any of our personnel, for a period of 1 year after their termination of employment with us, or, if longer, during the period they receive base salary payments after termination.

The agreements provide that if we terminate the employee’s employment for cause, death or disability, or if the employee terminates his employment with us other than for good reason or at retirement, the employee is entitled to any earned but unpaid salary and any benefits to which the employee is entitled through the date of termination. In the event of the employee’s death, his base salary will be paid through the end of the calendar month following his death. In the event of the employee’s termination for disability, the employee shall be entitled to base salary and any applicable benefits through the third calendar month following termination and a pro-rated bonus based on the prior year’s bonus payments, as well as any health, medical, dental and similar benefits for 18 months following termination. Upon the termination of the employee’s employment by reason of death or disability, any unvested options will be immediately forfeited, but unvested restricted shares will vest in full, and any vested options will be exercisable until the later of (i) May 6, 2006 or (ii) one year after termination, but not after the options expire.

Under the agreements, if the employee’s employment is terminated by us other than for cause, or if the employee terminates his employment with us for good reason, he is entitled to certain benefits, which include a lump sum payment of any base salary, benefits, bonus amounts and incentive payments that are earned but unpaid as of termination. Subject to compliance with the confidentiality, non-compete, and non-solicitation provisions, the employees are generally also entitled to severance benefits, including a bonus payment for the year of termination to be paid pro rata based on days worked in the year of termination multiplied by the total amount of bonus and incentive payments paid to the employee in the year prior to his termination, and the continuation of base salary payments for 12 months following termination. In addition, all stock option and restricted stock awards immediately vest, and the options may be exercised within 18 months after the later of the termination date or January 31, 2006, but not after the options expire. As part of their severance benefits, the employees will also be entitled to continued health benefits and premium payments at the same levels as for actively-employed employees for 18 months following termination, and to at least 12 months of employment outplacement services at up to $25,000 in cost.

In the event that we experience a change in control of our company during the term of an executive employment agreement and, within 12 months following the change in control, the employee’s employment is terminated by us or our successor for any reason other than cause, death, disability, or the employee’s good reason, each agreement provides that the employee will receive the severance amounts set forth in the immediately preceding paragraph, and any unvested equity-based compensation awards will become immediately vested and/or fully exercisable. If an employee is entitled to receive payments that would qualify as excess “parachute payments,” those payments may be reduced to avoid the payments becoming subject to any excise tax that the employee may incur if such a reduction would result in a greater after-tax payment for the employee. For purposes of the executive employment agreements, a “change in control” means (i) a person or group (other than Mr. Samara and any entities controlled by him) becomes beneficial owner of securities constituting 40% or more of voting power, (ii) two thirds of our current board of directors (including any successors approved by two thirds of our board) cease to constitute two thirds of the board, (iii) a merger or consolidation of our company occurs, unless, after the event, 60% or more of the voting power of the combined company is beneficially owned by the same persons as immediately before the event, or (iv) our stockholders approve a plan of complete liquidation or winding-up of our company, or the sale or disposition of all or substantially all our assets.

Change In Control Arrangements

Our 1996 Shares Option Plan, 1997 Shares Option Plan and 2005 Incentive Award Plan provide for the acceleration of vesting of awards in certain circumstances in connection with or following a change in control of us. In addition, the employment agreements we have with certain of our executive officers provide for the payment of severance benefits and the acceleration of vesting of awards in certain circumstances in connection with the termination of the executive officer’s employment following a change in control of us. See “—Employment agreements and change of control arrangements – Employment Agreements.”

STOCK PERFORMANCE GRAPH

The following graph shows the cumulative total stockholder return on our Class A common stock compared to the Russell 2000 Index and the Nasdaq Telecommunications Index (composed of publicly traded companies which are principally in the telecommunications business) between August 4, 2005, the date our Class A common stock began trading on Nasdaq National Market, and December 31, 2005. The graph assumes $100 was invested on August 4, 2005 in (1) our Class A common stock, (2) the Russell 2000 Index and (3) the Nasdaq Telecommunications Index. Total stockholder return is measured by dividing total dividends, assuming dividend reinvestment, plus share price change for the measurement period by the share price at the beginning of the measurement period.

ITEMS TO BE VOTED ON

ITEM 1.	ELECTION OF DIRECTORS

(Proposal 1 on proxy card)

Our board has three classes of directors. The terms of our class 2 directors expire at this annual meeting of stockholders and each of our class 2 directors is standing for re-election at this year’s annual meeting for a term of three years until the annual meeting of 2009 or until the director is succeeded by another director who has been duly elected and qualified. Each of the nominated directors has agreed to serve if elected. However, if for some reason any of the nominees is unable to accept nomination or election, shares represented by proxies will be voted for such substitute nominee as may be designated by our board of directors. Biographical information for each of the nominees is presented below.

Nominees for Class 2 Directors

Kassahun Kebede was elected as a director of WorldSpace on May 18, 2005. Mr. Kebede is the founder and managing partner of PANTON Capital Group, a New York based credit arbitrage hedge fund established in February 2004. From 1995 to 2004, Mr. Kebede worked at Deutsche Bank in a number of positions, ending as the head of a bank-wide management task force concerned with measuring, assessing and reducing the bank’s exposures (trading and loans) in Latin America. Previously, Mr. Kebede worked in the Global Markets Division focusing on the bank’s exposure in Asia and Latin America. Mr. Kebede also served as the head of equity derivatives and a member of the division’s Management and Commitment Committees. He originally joined Deutsche Bank in 1995 as head of European fixed income derivatives. From 1994 to 1995, Mr. Kebede was head of the credit derivatives department at Merrill Lynch. From 1991 to 1993, Mr. Kebede was employed at Bankers Trust. Mr. Kebede earned a M.B.A. from the Wharton School of the University of Pennsylvania in 1991 and a B.S. in electrical engineering from Marquette University in 1985.

James R. Laramie has served as a director of WorldSpace and its predecessors since 1990. Mr. Laramie also served as the General Counsel of WorldSpace’s predecessors from November 1995 to 1998. Mr. Laramie is the President of Laramie & Associates, a management consulting company. From February 2002 to April 2004, Mr. Laramie served as the Chairman of Freeport Technologies, Inc., a company that provides collaborative conferencing systems for business development and management.

Charles McC. Mathias has served as a director of WorldSpace and its predecessors since 2000. From 1993 to 1999, Mr. Mathias served as President and Chairman of the board of directors of First American Bankshares, Inc. and, from 1987 to 1993, he was a partner of the law firm of Jones, Day, Reavis & Pogue. From 1968 to 1986, Mr. Mathias represented the State of Maryland in the United States Senate, where he served as chairman of the Committee on Rules and served on such committees as the Foreign Relations, Judiciary, Appropriations and Intelligence Committees. Prior to being elected to the Senate, Mr. Mathias served four terms in the House of Representatives as a representative from the Sixth Congressional District of Maryland. Mr. Mathias has served as President of the North Atlantic Assembly, the organization of NATO parliamentarians, having previously served as Vice-President and as Chairman of the United States Senate delegation to the Assembly.

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees.

Information concerning our class 1 directors and class 3 directors are provided below.

Class 1 Directors

Gary M. Parsons was elected as a director of WorldSpace on July 18, 2005. Mr. Parsons has served as Chairman of the board of directors of XM since May 1997. Mr. Parsons was Chairman of the board of directors of Motient Corporation from March 1998 to May 2002. Mr. Parsons joined Motient Corporation in July 1996 and also served as its Chief Executive Officer and President. Mr. Parsons serves as chairman and has previously served as Chief Executive Officer of Mobile Satellite Ventures L.P. Previously, Mr. Parsons was also with MCI Communications Corporation where he served in a variety of roles from 1990 to 1996, including most recently as Executive Vice President of MCI Communications and as Chief Executive Officer of MCI’s subsidiary MCImetro, Inc. From 1984 to 1990, Mr. Parsons was one of the principals of Telecom*USA, which was acquired by MCI. Mr. Parsons was appointed to our board as XM’s designee under the terms of the stockholders agreement among XM, Mr. Noah Samara and his affiliated entities and us, which was entered into in connection with XM’s acquisition of our Class A Common Stock in July 2005. See “Certain Transaction—XM Investment—Stockholders agreement” elsewhere in this proxy statement.

Noah A. Samara has served as the Chairman and Chief Executive Officer of WorldSpace and its predecessors since inception. Mr. Samara has been involved in the development of both geostationary and low earth orbit (LEO) satellite systems since the mid-1980s. Mr. Samara’s early career was in satellite telecommunications, first with Geostar Corporation and later with the Washington law firm of Venable, Baetjer, Howard & Civiletti.

William Schneider, Jr. has been a Director of the Company since January 2005. He is a Washington, D.C. based economist and defense analyst, is President of International Planning Services, Inc., an international trade and finance advisory firm, and an Adjunct Fellow of the Hudson Institute. From 1981 to 1982, he served as the Associate Director for National Security and International Affairs at the Office of Management and Budget and from 1982 to 1986, as Under Secretary of State for Security Assistance, Science and Technology. Subsequent to his government service, Dr. Schneider served, from 1987 to 1993, as an advisor to the U.S. government in several capacities, including Chairman of the President’s General Advisory Committee on Arms Control and Disarmament, and is currently Chairman of the Defense Science Board of the Department of Defense as well as a member of the Defense Trade Advisory Group of the Department of State. He is the author of several works on defense policy, including Why IBM? Policy Issues in the Missile Defense Controversy (1969), and Arms, Men, and Military Budgets, an annual review of defense budget issues, and has also published numerous articles and monographs.

Class 3 Directors

Jack Kemp has served as a director of WorldSpace and its predecessors since 2003. Mr. Kemp serves as the Chairman of the board of directors of FreeMarket Global, Limited, which conducts merchant banking, trading and investment activities with global interests in natural resources, energy markets and real estate. Mr. Kemp also serves as the Chairman of Kemp Partners, a strategic consulting firm he founded in 2003. Mr. Kemp is Co-Chair of Freedom Works Empower America and previously served on the Board of Directors of Empower America, a public policy and advocacy organization he co-founded in 1993. Prior to founding Empower America, Mr. Kemp served for four years as Secretary of Housing and Urban Development. In 1996, Mr. Kemp was the Republican Party’s vice presidential candidate. From 1971 to 1989, Mr. Kemp represented the Buffalo area and Western New York in the United States House of Representatives. Mr. Kemp serves as a Distinguished Fellow at the Heritage Foundation, a Visiting Fellow at the Hoover Institution, and is on the board of directors of Habitat for Humanity, the Opportunities Industrialization Centers, Howard University, Oracle Corporation, IDT Corporation and Hawk Corporation. Prior to joining Congress, Mr. Kemp played professional football as a quarterback for thirteen years for the San Diego Chargers and the Buffalo Bills. He also co-founded the AFL Players Association and was elected president for five terms.

Dr. Michael Nobel has served as a director of WorldSpace and its predecessors since 2001. Since 1990, Dr. Nobel has served as the Chief Executive Officer of a group of companies which performs diagnostic imaging services. Dr. Nobel also serves as the chairman of the Nobel Family Society. Dr. Nobel has been a consultant to UNESCO in Paris and the United Nation’s Social Affairs Division in Geneva on methods for substance abuse prevention. Dr. Nobel also worked for seven years as a researcher in social sciences at the Institute for Mass Communication at the Lausanne University and at the Institute of Social and Preventive Medicine in the field of primary drug abuse prevention. He also participated in the introduction of magnetic resonance imaging as vice president of Europe for Fonar Corporation and has remained in this field since 1980. He is a member of the board of several privately-held international companies involved in advanced medical diagnostics and treatment as well as internet service provision, management consulting and e-learning, and sits on several prominent international prize committees.

ITEM 2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal 2 on proxy card)

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent auditors for the fiscal year ending December 31, 2006.

Stockholder ratification of Proposal 2 is not required by our Bylaws or otherwise. However, our Board of Directors is submitting Proposal 2 to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify Proposal 2, the Audit Committee will reconsider whether or not to retain Grant Thornton. Even if Proposal 2 is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accountants at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and stockholders.

A representative of Grant Thornton is expected to be present at the meeting with an opportunity to make a statement if so desired and to respond to appropriate questions with respect to that firm’s examination of our financial statements for the fiscal year ended December 31, 2005.

The affirmative votes of a majority of the votes cast at the meeting is required to ratify the appointment of Grant Thornton LLP.

The Board of Directors recommends a vote FOR ratification of the Audit Committee’s appointment of Grant Thornton LLP as independent auditors

Policy for Approval of Audit and Permitted Non-audit Services

Our audit committee is responsible for reviewing and, ultimately, pre-approving all audit and permitted non-audit services to be provided by our independent registered public accounting firm. Our audit committee reviews and pre-approves separately all such proposed audit and permitted non-audit services.

Auditor Fees and Services

The aggregate fees billed by Grant Thornton for professional services to us were $806,245 for fiscal 2005 and $362,512 for fiscal 2004. The total fees for services provided by Grant Thornton to us during the fiscal years ended December 31, 2005 and December 31, 2004 are summarized in the table below:

	Fiscal 2005 $	Fiscal 2004 $
Audit Fees	$756,245	$299,942
Audit-Related Fees	$—	$—
Tax Fees	$50,000	$62,570
All Other Fees	—	—

TOTAL FEES PAID	$806,245	$362,512

Audit Fees include fees for services such as the audit of the annual financial statements, review of quarterly financial statements, SEC registration statements and various related matters. Tax Fees are for the preparation of income tax returns and related matters.

Subsequent to our becoming a public company on August 4, 2005, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee pre-approved all Audit services for quarters ending subsequent to such date and for the annual period beginning with the 2006 fiscal year, as well as all Tax services, provided by Grant Thornton.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

In order for stockholder proposals to be included in our proxy statement for the 2007 Annual Meeting, they must be received by us at our principal executive offices, 8515 Georgia Avenue, 8th Floor, Silver Spring, Maryland 20910, by December 14, 2006. Any other stockholder proposals intended to be presented at the 2007 Annual Meeting, including nominations for Directors, in order to be voted on at the 2007 Annual Meeting, must be received by us not earlier than January 10, 2007 and not later than February 9, 2007, being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2006 Annual Meeting of Stockholders.

Dated: April 12, 2006	By authority of the Board of Directors, Donald J. Frickel Secretary

ANNEX A

WorldSpace, Inc.

AUDIT COMMITTEE CHARTER

(as adopted on March 14, 2005)

The Audit Committee (the “Committee”) of the board of directors (the “Board”) of WorldSpace, Inc. (the “Company”) has the oversight responsibility, authority and duties described in this charter (the “Charter”).

Organization

This Charter governs the activities of the Committee. The initial members of the Committee shall be appointed by the Board and thereafter the Committee members shall be appointed annually by the Board upon the recommendation of the Nominating and Corporate Governance Committee and shall be comprised of at least three directors, each of whom shall meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”), the Securities and Exchange Commission (the “SEC”) and applicable law. All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication. Further, at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC. The Board shall designate one member as Chair of the Committee. The Committee may, at its discretion in accordance with applicable law or regulation, delegate to one or more of its members the authority to act on behalf of the Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

Notwithstanding the immediately preceding paragraph, one director who is not “independent” under the rules of Nasdaq, who does not accept any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, who is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and who is not a current officer or employee, or a spouse, parent, child or sibling, whether by blood, marriage or adoption, of, or a person who has the same residence as, any current officer or employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, shall have determined that such individual’s membership on the Committee is required by the best interests of the Company and its stockholder, and the Board discloses, in the next annual meeting proxy statement (or Form 10-K if no proxy statement is filed) subsequent to such determination, the nature of the relationship, and the reasons for the determination. Any such member appointed to the Committee pursuant to this exception may only serve for up to two years and may not chair the Committee.

Audit committee members shall not simultaneously serve on the audit committees of more that two other public companies.

Purpose

The purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Committee’s oversight responsibilities relates to (1) the integrity of the Company’s financial statements and other financial information provided by the Company to its stockholders, (2) the Company’s retention of its independent auditor, including oversight of the terms of their engagement and their performance, qualifications and independence and (3) the performance of the Company’s internal controls and disclosure controls. The Committee shall prepare the report of the Committee included in the Company’s annual proxy statement as required by the SEC. In addition, the Committee provides an avenue for communication among the independent auditor, financial management and the Board.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Committee members are not full-time employees and are not performing the functions of management or auditors. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function and internal accounting controls. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company’s quarterly financial statements in accordance with Statement of Accounting Standards No. 100 and auditing annually management’s assessment of the effectiveness of internal control over financial reporting. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

Meetings

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall hold meetings once every fiscal quarter, or more frequently if deemed necessary or desirable by the Chair. The Committee shall hold executive sessions of its independent members (if the Committee should have any member that is not independent) at least twice a year. In addition, the Committee shall meet at least annually with the Company’s Chief Financial Officer and the independent auditor to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee may, at its discretion, request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any member of, or consultant to, the Committee.

Duties and Powers

The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

Independent Auditor

1.	Appoint, approve audit fees for, retain and oversee the Company’s independent auditor. Review the performance and audit fee arrangements of the independent auditor at least annually.

2.	Appoint, approve audit fees for, retain and oversee any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit review or attestation services.

3.	Review and provide prior approval of all audit and non-audit services to be provided by the independent auditor.

4.	Ensure that the independent auditor prepare and deliver at least annually a formal written statement delineating all relationships between the independent auditor and the Company addressing at least the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended.

5.	Discuss with the independent auditor any disclosed relationships or services that may impact the quality of audit services or the objectivity and independence of the independent auditor and recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

6.	Obtain and review at least annually a report by the independent auditor describing: (a) the audit firm’s internal quality-control procedures, (b) any issues material to the Company’s audit raised (i) by the most recent internal quality-control review or peer review of the audit firm or (ii) by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carries out by such independent auditor, and (c) any steps taken to deal with any such issues.

7.	Obtain from the independent auditor assurance that their audit of the Company’s financial statements was conducted in accordance with auditing standards generally accepted in the United States.

8.	Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

9.	Confirm that the Company’s independent auditor have complied with any applicable rotation requirements for the lead audit partner and any reviewing audit partner with responsibility for the Company’s audit.

10.	When and to the extent required by the rules of the SEC, obtain and review at least annually an attestation to and a report from the Company’s independent auditor regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting to be included in the Company’s Annual Report on Form 10-K, in advance of such filing.

11.	Pursuant to Section 10A of the Securities Exchange Act of 1934, as amended, obtain and review from the independent auditor a timely report describing (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) other material written communications between the independent auditor and the management of the Company, such as any management letter or schedule of unadjusted differences; and (d) any illegal acts that have been detected or have otherwise come to attention of the independent auditor in the course of their audit.

12.

Obtain and review a formal written statement from the independent auditor of the fees billed in each of the two prior fiscal years for (i) the audit of the Company’s annual financial statements and the reviews of the quarterly financial statements or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditor, in the aggregate and by each service.

13.	Monitor compliance with regulatory requirements applicable to the hiring of employees and former employees of the independent auditor.

Financial Statements, Controls and Reports

14.	Obtain, review and approve, if applicable, a timely analysis from management relating to any significant proposed or contemplated changes to the Company’s accounting principles, policies, estimates, internal controls, disclosure controls, procedures, practices and auditing plans (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

15.	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q concerning any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

16.	Review and discuss with management the annual report on internal control over financial reporting included in the Company’s Annual Report on Form 10-K.

17.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as then in effect.

18.	Periodically discuss with the independent auditor, without management being present, (a) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (b) the completeness and accuracy of the Company’s financial statements.

19.	Review the Company’s annual and quarterly consolidated financial statements with management and the independent auditor prior to the first public release of the Company’s financial results for such year or quarter and review any “pro forma” or “adjusted” non-GAAP information included in such release.

20.	Review the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q in advance of the filings of such report.

21.	Meet periodically with management and/or the independent auditor to:

•	Review the annual audit plans of the independent auditor;

•	Discuss any significant matters arising from any audit or report or communication relating to the consolidated financial statements, including any material audit problems, disagreements or difficulties and responses by management;

•	Understand the significant judgments made and alternatives considered in the Company’s financial reporting, including the appropriateness of the alternative ultimately chosen; and

•	Discuss policies with respect to significant risks and exposures, if any, and the steps taken to assess, monitor and manage such risks.

22.	Review with the Company’s external counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Reporting and Recommendations

23.	Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report to Stockholders and on Form 10-K for filing with the SEC, or the quarterly financial statements be included in the Company’s Quarterly Reports on Form 10-Q.

24.	Prepare any report of the Committee, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement for its annual meeting.

25.	Maintain minutes or other records of meetings and activities of the Committee.

26.	Report the Committee’s activities to the Board on a regular basis (in no event less than once a year) and make such recommendations with respect to such activities as the Committee or the Board may deem necessary or appropriate.

Other Responsibilities

27.	Establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

28.	Review, administer and approve (a) any change in or waiver to the Company’s code of ethics for its principal executive and senior financial officers and (b) any disclosure made on Form 8-K regarding any such change or waiver.

29.	Review and provide prior approval of all transactions or arrangements required to be disclosed pursuant to SEC Regulation S-K, Item 404, between the Company and any of its directors, officers, principal stockholders or any of their respective affiliates, associates or related parties.

30.	Discuss with management and/or the independent auditor as appropriate, any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

31.	Request assurances from management, and the Company’s internal auditor that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

32.	Consider any evidence of a material violation of securities law or breach of fiduciary duty or similar violation by the Company or any agent of the Company reported to the Committee by any attorney employed by or performing legal services for the Company.

33.	Take such other actions as the Committee or the Board may deem necessary or appropriate.

34.	Review the Committee’s performance of all of its duties on at least an annual basis.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel, independent auditor or other experts, as it deems or appropriate, without seeking the approval of the Board or management.

The Committee shall have appropriate funding as determined by the Committee, in its capacity as a committee of the Board, for payment of:

1.	compensation to the independent auditor and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	compensation of any advisers employed by the Committee; and

3.	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Annual Review

The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee. Any proposed changes, where indicated, shall be referred to the Board for appropriate action.

Operating Procedures

Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least 50% of the members of the Committee.

WORLDSPACE, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Noah A. Samara and Donald J. Frickel as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all of the shares of Class A common stock of WorldSpace, Inc. held of record by the undersigned on March 20, 2006 at the Annual Meeting of Stockholders to be held at the Courtyard by Marriott, Silver Spring Downtown, 8506 Fenton Street, Silver Spring, Maryland 20910, on May 10, 2006, beginning at 10:00 a.m. E.S.T., or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

WORLDSPACE, INC.

May 10, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

êPlease detach along perforated line and mail in the envelope provided.ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN

1. Election of Class 2 Directors:			2 To ratify the Audit Committee’s appointment of Grant Thornton LLP as independent auditors for the Company	☐	☐	☐
Nominees:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	o Kassahun Kebede o James R. Laramie o Charles McC. Mathias

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of WorldSpace, Inc. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the Directors and “FOR” proposal 2.

INSTRUCTIONS:	To withhold authority to vote for any individual nomine(s), mark “FOR ALL Except” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.